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                                                                    EXHIBIT 99.2
                                                                    ------------

                               AFFILIATE LETTER

                                                         _________________, 1998


Evans & Sutherland Computer Corporation
600 Komas Drive
Salt Lake City, Utah  84108

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of AccelGraphics, Inc., a Delaware corporation ("AGI"), as the
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term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and
                                   ---------------------
Exchange Commission (the "Commission") under the Securities Act of 1933, as
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amended (the "Act").  Pursuant to the terms of the Agreement and Plan of Merger,
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dated as of April 22, 1998, among Evans & Sutherland Computer Corporation, a
Utah corporation ("E&S"), E&S Merger Corp., a Utah corporation ("Merger Sub"),
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and AGI (together with the Exhibits and Schedules thereto, the "Merger
                                                                ------
Agreement"), AGI will be merged with and into Merger Sub (the "Merger"), and the
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surviving corporation will become a wholly owned subsidiary of E&S.

     As a result of the Merger, I may receive shares of common stock of E&S ("E&S Shares"). I would receive such E&S Shares in exchange for the shares (or
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upon exercise of options for shares) owned by me of common stock of AGI (the
"AGI Shares").
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     1.   I represent, warrant and covenant to E&S that in the event I receive any E&S Shares as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of E&S Shares in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations relating to my ability to sell, transfer or otherwise dispose of E&S Shares, to the extent I felt necessary, with my counsel or counsel for AGI.

          C. I have been advised that the issuance of E&S Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of AGI, I may be deemed to be an affiliate of AGI. As such, I may not sell, transfer or otherwise dispose of E&S Shares issued to me in the Merger unless
(i) such
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sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or
(iii) in the written opinion of counsel reasonably acceptable to E&S, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that there will be placed on the certificates for E&S Shares issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ______________, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND EVANS & SUTHERLAND COMPUTER CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF EVANS & SUTHERLAND COMPUTER CORPORATION."

          It is further understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to E&S a copy of a letter from the staff of the Commission, or a written opinion of counsel who is reasonably acceptable to E&S and in form and substance reasonably satisfactory to E&S, to the effect that such legend is not required for purposes of the Act.

          E. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of AGI as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     2. By E&S's acceptance of this letter, E&S hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell E&S Shares pursuant to Rule 145 under the Act, E&S shall (a) use its best reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon
                                       --------
request a written statement as to whether E&S has complied with such reporting requirements during the 12 months preceding any proposed sale of E&S Shares by me under Rule 145 and (b) otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145.
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          B.   It is understood and agreed that the legend set forth in
paragraph 1.D above shall be removed by delivery of substitute certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired E&S Shares pursuant to the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, or (ii) E&S has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to E&S, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                                  Very truly yours,


                                                  ______________________________
                                                  Name:

AGREED AND ACKNOWLEDGED:

EVANS & SUTHERLAND COMPUTER CORPORATION


By ___________________________
   Name:
   Title: